Exhibit 99.2

Equity Transfer Agreement

This Agreement is entered into by:

Transferor: Zhenhong Wang (“Party A”)

Address: Rm 2817, Merchant Tower, Shun Tak Centre, 200 Connaught Rd, Central, Hong Kong

Transferor: Hengfu Guo (“Party B”)

Address: Rm 2817, Merchant Tower, Shun Tak Centre, 200 Connaught Rd, Central, Hong Kong

Transferor: Jie Shi (“Party C”)

Address: Rm 2817, Merchant Tower, Shun Tak Centre, 200 Connaught Rd, Central, Hong Kong

Transferee: Sinoenergy Holding Limited (“Party D”)

Address: Akara Bldg., 24 Castro Street, Road Town, Tortola, British Virgin Islands

Whereas:

1. Party A, Party B and Party C incorporated Hong Kong Giant Power International Investment Ltd. (hereinafter referred to as “Target Company”) , a limited liability company with registered capital of HKD 100,000, in Hong Kong in 2004. Party A holds 60% of total shares; Party B holds 20% of total shares; and Party C holds 20% of total shares.

2. The investment of Target Company is limited to: 1) directly holding 35% of legal shares of Zhengzhou Zhongyou Hengran Gas Co. Ltd.; 2) directly holding 10% of legal shares of Anhui Hengran, and since Zhengzhou Hengran directly holds 85% of legal shares of Anhui Henrang, therefore, HK Giant Power also indirectly holds 29.75% of legal shares of Anhui Henrang; 3) directly holding 10% of legal shares of Nanjing Hengran; 4) indirectly holding 9% of legal shares of Nanjing Qixia Hengran.

3. Party A, Party B and Party C plan to transfer all the shares of Target Company held by them to Party D and Party D will purchase all the said shares.

4. All parties shall thoroughly understand their rights and obligations respectively in the process of equity transfer and shall agree to process the equity transfer according to applicable laws.

Therefore, in accordance with applicable laws and regulations of PRC and Hong Kong Special Administrative Region of PRC and through friendly consultation, the parties come to the following Agreement on Equity Transfer upon the principle of mutual benefits.

Article 1. NECESSARY PRECONDITION OF THE EQUITY TRANSFER

The equity transfer under the Agreement shall be implemented under the necessary preconditions as follows:

1.	All guarantees and consents made by each party in the process of equity transfer shall be authentic.

2.	The investment made by Target Company shall be actual without any direct or indirect withdrawal of investment.

3.
The investment of Target Company shall be limited to actually holding 35% of shares of Zhengzhou Zhongyou Hengran Co. Ltd., 39.75% of shares of Anhui Zhongyou Hengran Co. Ltd., 10% of shares of Nanjing Zhongyou Hengran Co. Ltd. and 9% of shares of Nanjing Qixia Hengran.

4.	The Agreement shall be approved by relevant authorities.

5.	Each party shall fulfill its primary obligations and secondary obligations;

6.	Each party shall sign the “Confirmation of Completion of Property Transfer”.

7.	Party A, Party B and Party C shall confirm the equity in projects of investment.

8.	Party A, Party B and Party C have performed evaluation procedure for the transferred equity in accordance with relevant local laws and regulations.

Article 2 PRICE OF TRANSFER AND PAYMENT

1.	Party A, Party B and Party C agree to transfer all the shares and options of Target Company to Party D.

2.
Party D agrees to accept the transfer of shares and options as well as the Target Company’s creditor’s rights and debts which shall be confirmed by Party A, Party B, Party C and Party D in the Confirmation of Debts.

3.
All parties of this agreement agree that the price of the transfer is CNY 64 million, which shall be 8 times of the net profit of CNY 8 million in 2008 promised by Party A, Party B and Party C. After completion of equity transfer, Party D shall independently enjoy, bear, and fulfill all rights, duties, and obligations in the Target Company. Party A, Party B and Party C shall no longer take any action in the name of the Target Company.

4.
The payment shall be paid in two installments. Party D shall pay 40% of the total price, namely US$ 3.5 million, to the account appointed by Party A, Party B and Party C in US dollars within 5 workdays after signing this agreement; Party D shall pay the rest 60% of the total, namely CNY 38.4 million, to the account appointed by Party A, Party B and Party C within 5 workdays after transacting the legal procedures of the equity transfer.

5.
Party A, Party B and Party C shall promise that the audited net profit of investment of Target Company in 2008 shall not be less than CNY 8 million and hereby provide their 45% of shares in Hubei Gather Gas Co. Ltd. as guarantee. Otherwise, Party A, Party B and Party C shall transfer the shares of Hubei Gather Gas Co. Ltd. equivalent to the shortage to Party D.

Article 3 APPROVAL AND REGISTRATION PROCEDURES

1.
Party A, Party B and Party C shall be responsible for transacting approval procedures in relevant approval authorities and transacting equity transfer procedures in registration authorities within 10 days since the date of signing the Agreement and shall pay relevant expenses. Party D shall provide necessary assistance for transaction of the above mentioned procedures.

2.	Party A, Party B and Party C shall provide all required documents for approval and registration of equity transfer.

Article 4 COMPLETION AND FORM OF EQUITY TRANSFER

1.	The equity transfer of Target Company shall be completed on the date that HK Company Registration Center approves the alteration of shareholders.

2.	Party A, Party B and Party C shall bear the creditor's rights and debts of Target Company before the transfer through the Letter of Confirmation.

Article 5 PROMISES AND WARRANTIES

1.
Party A, Party B and Party C have disclosed all agreements, contracts, confirmation letters and other binding documents of Target Company to Party D and shall guarantee the authenticity and validity of these documents.

2.
Party A, Party B and Party C shall guarantee the transferred equity interest without any mortgage and warranty and entirely or partially transferring to any other Third Parties, or transferring its rights and interests in the Target Company by any other ways, and guarantee exemption of claiming from any other Third Party. Otherwise, any other obligations arisen from such conditions shall be totally born by Party A, Party B and Party C.

3.
Party A, Party B and Party C shall promise that the audited net profit of investment of Target Company in 2008 shall not be less than CNY 8 million, which shall be recorded as undistributed profit in the accounts of the invested companies; and it can be shared by shareholders.

4.
Party A, Party B and Party C shall guarantee to sign and perform this Agreement without prejudice to any other terms and conditions under any other agreements, contracts, confirmation letters and/or any other promissory documentations and files to Party A, Party B and Party C which are signed in the name of Party A , Party B and Party C and shall guarantee to transfer its equity interest in the Target Company without prejudice to any other warranties, mortgages, pledges and liens to assets of Target Company and/or any other forms of regulations, without violating any other rules, regulations and decrees Transferors have to comply with.

5.
Party A, Party B and Party C shall guarantee the authenticity and valid presence of their equity in Target Company and transferred equity interest without any mortgage and warranty and entirely or partially transferring to any other Third Parties, or transferring its rights and interests in the Target Company by any other ways, and guarantee exemption of claiming from any other Third Party. Otherwise, any other obligations arisen from such conditions shall be totally born by Party A, Party B and Party C.

6.
Party A, Party B and Party C guarantee that fulfillment of this Agreement shall not influence implement of any other important contracts or agreements of Target Company and guarantee continuing performance of any other significant resource supply contracts and sales contracts signed by Party A, Party B and Party C.

7.
Party A, Party B and Party C guarantee that the Target Company holds 35% of shares of Zhengzhou Zhongyou Hengran Co. Ltd. with actual investment of CNY6.3 million; holds 39.75% of shares of Anhui Zhongyou Hengran Co. Ltd. with actual investment of CNY 1 million, and since Zhengzhou Hengran Co. Ltd. holds 85% of shares of Anhui Zhongyou Hengran Co. Ltd., the Target Company holds 29.75% of shares of Anhui Zhongyou Hengran Co. Ltd. indirectly with indirect investment of CNY 2.975 million; holds 10% of shares of Nanjing Zhongyou Hengran Co. Ltd. with actual investment of CNY 1 million; holds 9% of shares of Nanjing Qixia Hengran indirectly with indirect investment of CNY 0.9 million since Nanjing Zhongyou Hengran Co. Ltd. holds 90% of shares of Nanjing Qixia Hengran. All the above mentioned investments are actual.

8.
Party D shall guarantee to sign and fulfill the Agreement without prejudice to any other terms and conditions under any other agreements, contracts, confirmation letters and/or any other promissory documentations and files to Party D which are signed in the name of Party D, and shall guarantee to not violate the Article of Incorporation of Party D and any other rules and regulations Party D shall comply with.

9.
Party A, Party B and Party C shall guarantee that the Target Company has neither any other undisclosed litigations, arbitrations and any other actions disobeying laws and administrative formalities, nor any other evidences and circumstances may result in occurrence of above mentioned actions.

10.
Both Party A, Party B and Party C guarantee that provided cases proving the guarantees made hereof inauthentic and inaccurate or misunderstanding occur, each Party shall notify each other in written form immediately. In the event that any other Party default its guarantees under this Agreement or its guarantees are inauthentic, inaccurate, incomprehensive or misleading which result in that another Party could not enjoy any other interests stipulated in the Agreement or expense and cost increase to another Party, or bear extra obligations or other economic damages, the breach Party shall guarantee observe Party to indemnify all losses and damages caused by its breach and default and compensate all costs in the process of claiming indemnity.

11.
All Parties shall cooperate to transact the necessary procedures of administrative approval and registration of equity alteration, if it is necessary for Party A, Party B and Party C to provide related documentations or certificates or to sign and stamp documents, Party A, Party B and Party C shall made fulfillment within the term required by Party D.

12.
The Target Company has no any other liability besides that disclosed in this Agreement. Before completion of equity alteration registration, Party D shall have right to appoint staffs to take part in the audit of Target Company on financial status, Party A, Party B and Party C shall be liable to repayment in the event of any liabilities and account payable and any obligations; additionally, Party A, Party B and Party C shall guarantee to keep and maintain property of Target Company safely or take measures to save interests of Target Company during the Transition Period (property list and conditions shall be described in the attachments), shall not damage assets and any other interest of Target Company.

13.
On the date that Party A, Party B and Party C receive the first payment from Party D, the stamps including official stamp and financial stamp shall be handed over to the staff appointed by Party D, after the completion of equity interest transfer, Party A, Party B and Party C shall hand over all integrate financial account book and related documents and files in original, replies and related archives from administrative departments in original and documents of rules and regulations on Company operation in original and employment information within 3 days.

14.	Party D shall guarantee to pay the price of the transfer to Party A, Party B and Party C according to stipulated form and term of payment.

Article 6 BREACH LIABILITIES

1.	Each party shall fulfill its obligations according to the term stipuliated in this agreement, which shall not be changed unilaterally.

2.
This Agreement shall be cancelled automatically if no approval can be acquired from the authorities and the transfer of equity can not be continued. Party A, Party B and Party C shall repay the funds already paid by Party D within 7 days since cancellation of this agreement and pay interests according to current loan interest rate.

3.	Party D can deduct equivalent fund from the account payable if Party A, Party B and Party C breach articles 5.3 and 5.10, which will cause loss of Target Company.

Article 7 CONFIDENTIALITY

1.	All Parties shall keep confidentiality from news and employee and client and other relate company or person before finishing the equity interest transfer.

2.	For business secret of all Parties gotten acquainted with, the all Parties shall not disclose confidentiality to any other Third Party without prior written consents from each Party.

Article 8 ALTERATIONS AND CANCELLATION

1.	No Party shall alter or cancel the Agreement without unanimous consultation of all parties.

2.	The written agreement made by all the parties to terminate this agreement shall come into force after being signed and sealed by all the parties.

Article 9 EFFECTIVENESS AND MISCELLANEOUS

1.	The Agreement shall come into force after being signed and sealed by all the parties.

2.
After this Agreement comes into force, Party A, Party B and Party C shall assist Party D to make due diligence on Target Company and invested project and the Parties shall sign the Equity Transfer Agreement based on the due diligence.

3.	The Attachments of this Agreement are inseparable parts of this Agreement with the same force.

4.	The Agreement is signed by Party A, Party B, Party C and Party D in Beijing on January 11, 2008.

ATTACHMENTS:

1.
Copies of Business licenses, Articles of Incorporation, Financial Statements of Target Company and 4 companies invested by Target Company including Zhengzou Zhongyou Hengran Gas Co. Ltd., Anhui Zhongyou Hengran Gas Co. Ltd., Nanjing Zhongyou Hengran Gas Co. Ltd. and Nanjing Qixia Zhongyou Hengran Gas Co. Ltd.

2.	List of Properties of Target Company

Signing Page

Party A Transferor: Zhenghong Wang

Signature:

Party B Transferor: Hengfu Guo

Signature:

Party C Transferor: Jie Shi

Signature:

Party D Transferee: Sinoenergy Holding Limited

Signature: